Exhibit 99.1

COMPANY CONTACT: Ryan Bowie Vice President and Treasurer Strategic Hotels & Resorts (312) 658-5766 MEDIA CONTACT: Melissa Kanter Edelman (212) 704-8261

FOR IMMEDIATE RELEASE

WEDNESDAY, FEBRUARY 27, 2008

STRATEGIC HOTELS & RESORTS REPORTS STRONG FOURTH QUARTER

AND FULL YEAR 2007 FINANCIAL RESULTS

Comparable FFO per Diluted Share Increases 43.3 Percent in the Fourth Quarter

Comparable FFO per Diluted Share Increases 17.1 Percent in 2007

CHICAGO—February 27, 2008—Strategic Hotels & Resorts (NYSE: BEE) today reported results for the fourth quarter and year ended December 31, 2007.

Fourth Quarter Financial Highlights

•	Comparable funds from operations (FFO) was $0.43 per diluted share, an increase of 43.3 percent compared with $0.30 in the prior year.

•	Quarterly Comparable EBITDA was $68.3 million, an increase of 23.5 percent compared with $55.3 million in the prior year.

•

Total North American total revenue per available room (Total RevPAR) increased 7.5 percent and revenue per available room (RevPAR) increased 7.2 percent driven by a 5.2 percent increase in average daily rate (ADR) and a 1.4 percentage-point increase in occupancy. Non-rooms revenues grew by 8.4 percent. The company’s North American Same Store and Total North American portfolios were the same in the fourth quarter.

•	European Same Store Total RevPAR increased 17.2 percent and RevPAR increased 21.4 percent driven by a 22.6 percent increase in ADR. Non-rooms revenues grew by 9.9 percent.

•	Total North American gross operating profit margins expanded 270 basis points. Total North American EBITDA margins expanded 420 basis points.

•	Total North American gross operating profit per room increased 16.0 percent. Total North American EBITDA per room increased 27.3 percent.

•	Residential activity contributed $2.3 million in EBITDA and $1.4 million of Comparable FFO, or $0.02 per diluted share.

Full-Year 2007 Financial Highlights

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Comparable FFO was $1.64 per diluted share, an increase of 17.1 percent compared with $1.40 in the prior year. Management estimates 2007 results were reduced by $2.4 million, or $0.03 per diluted share, related to disruption caused by capital project activity.

•	Comparable EBITDA was $273.5 million, an increase of 38.7 percent compared with $197.1 million in the prior year.

•

Excluding the impact of residential sales and the Hyatt Regency New Orleans (which had a net negligible impact on full year results), Comparable FFO would have been $1.54 per diluted share, a 10.0 percent increase over the prior year, and Comparable EBITDA would have been $259.3 million, a 31.6 percent increase over the prior year.

•

Total RevPAR increased 9.9 percent and RevPAR increased 9.5 percent in the North American Same Store portfolio for the year ending December 31, 2007. Growth was driven by a 6.1 percent increase in ADR and a 2.3 percentage-point increase in occupancy. Non-rooms revenues grew by 11.0 percent.

•

Total RevPAR increased 7.4 percent and RevPAR increased 7.4 percent in the Total North American portfolio for the year ending December 31, 2007. Growth was driven by a 5.6 percent increase in average daily rate (ADR) and a 1.3 percentage-point increase in occupancy. Non-rooms revenues grew by 7.8 percent.

•	European Same Store Total RevPAR increased 12.6 percent and RevPAR increased 13.6 percent driven by a 16.1 percent increase in ADR. Non-rooms revenues grew by 10.1 percent.

•	Total North American hotel gross operating profit margins expanded 190 basis points. North American same store property EBITDA margins expanded 140 basis points.

•	Total North American gross operating profit per room increased 13.1 percent. North American same store EBITDA per room increased 15.6 percent.

•	Residential activity contributed $14.4 million in EBITDA and $7.6 million of Comparable FFO, or $0.10 per diluted share.

Fourth Quarter Events

•	On December 28, 2007, the company closed on an agreement to sell the Hyatt Regency New Orleans to Poydras Properties Hotel Holdings Co., LLC for a gross sales price of $32.0 million.

•

On December 10, 2007, the company announced that it had entered into a partnership with Sunstone Hotel Investors, Inc. (NYSE: SHO) (“Sunstone”) to own and operate BuyEfficient, an electronic purchasing platform that allows members to procure food, operating supplies, furniture, fixtures and equipment. Under the terms of the agreement, the company acquired a 50.0 percent interest in BuyEfficient, LLC from Sunstone for a gross sales price of $6.3 million.

•

The company purchased approximately 60 acres of oceanfront land near the Four Seasons Punta Mita Resort in Nayarit, Mexico for a mixed-use development. The effective purchase price of $45.8 million will be paid in installments through 2009.

Laurence Geller, chief executive officer said, “2007 was a year in which Strategic Hotels & Resorts made great strides. At the beginning of the year, we tasked ourselves with the execution of an ambitious set of objectives. We delivered on each of these promises – exceptional operating results and the achievement of key measurement metrics, settlement of the insurance claim at the Hyatt Regency New Orleans and its subsequent sale, recycling of capital through our joint venture with the Government of Singapore, successful sale of our residential units at the Hotel del Coronado and their return to our rental pool, completion of the majority of our master planning objectives, execution of our programmed capital projects, implementation of additional significant operating programs and systems, and early and efficient implementation of our property level-contingency plans as needed.

“With this strong foundation solidly in place, we are well positioned to quickly and thoughtfully adapt to the current changing and volatile economic environment. As we move into 2008, our seasoned management team is poised to continue its disciplined and systematic execution of our operating, marketing and physical master planned activities, while being constantly sensitive to any changes in the economy and marketplace.”

Financial Results

The company reported net income available to common shareholders of $5.4 million, or $0.07 per diluted share for the fourth quarter of 2007, compared with a net loss available to common shareholders of $6.1 million, or $0.08 per diluted share for the fourth quarter of 2006.

For the year ending December 31, 2007, the company reported net income available to common shareholders of $39.1 million, or $0.52 per diluted share, compared with net income available to common shareholders of $95.6 million million, or $1.39 per diluted share in the prior period.

Adjusted EBITDA for the fourth quarter of 2007 was $69.4 million compared with $52.1 million for the fourth quarter of 2006. Comparable EBITDA for the fourth quarter of 2007 was $68.3 million compared with $55.3 million in the fourth quarter of 2006. Comparable EBITDA for the fourth quarter of 2007 excludes a $1.1 million adjustment to deduct the minority interest partner’s share of Hyatt Regency La Jolla EBITDA.

Adjusted EBITDA for the year ending December 31, 2007 was $295.5 million compared with $270.6 million in the prior year. Comparable EBITDA for the year ending December 31, 2007 was $273.5 million compared with $197.1 million in the prior year period. Comparable EBITDA for the year ending December 31, 2007 excludes:

•	$84.7 million in gain on sale of minority interests in hotel properties,

•	Impairment losses related to the Hyatt Regency New Orleans of $37.7 million,

•	Loss on early extinguishment of debt of $15.1 million,

•	$7.4 million write-off of previously deferred costs related to a contemplated European offering,

•	Loss on foreign currency exchange of $3.7 million, and

•	$1.1 million adjustment to deduct the minority interest partner’s share of the Hyatt Regency La Jolla EBITDA.

FFO for the fourth quarter of 2007 was $32.6 million, or $0.43 per diluted share, compared with $20.3 million, or $0.26 per diluted share in the fourth quarter of 2006. Comparable FFO for the fourth quarter of 2007 was $32.9 million, or $0.43 per diluted share, compared with $22.7 million, or $0.30 per diluted share in the fourth quarter of 2006.

FFO for the year ending December 31, 2007 was $60.9 million, or $0.80 per diluted share, compared with $87.3 million, or $1.25 per diluted share in the prior period. Comparable FFO for the year ending December 31, 2007 was $124.8 million, or $1.64 per diluted share, compared with $98.1 million, or $1.40 per diluted share for year ending December 31, 2006. Comparable FFO for the year ending December 31, 2007 excludes:

•	Impairment losses related to the Hyatt Regency New Orleans of $37.7 million,

•	Loss on early extinguishment of debt of $15.1 million,

•	$7.4 million write-off of previously deferred costs related to a contemplated European offering, and

•	Loss on foreign currency exchange of $4.1 million.

Capital Deployment

During 2007, the company delivered capital projects representing approximately $122 million of spending designed to redevelop, reposition and upgrade the company’s portfolio. Capital project completions include:

•

$65.5 million at the Hotel del Coronado for the 78-key condominium hotel Beach Village development and $26.8 million for a new spa and fitness center, a 311-room guestroom renovation, a restaurant renovation and the addition of the company’s branded ENO wine tasting room;

•	$16.6 million at the Four Seasons Punta Mita for the addition of 28 keys and an expansion of the spa and fitness center;

•	$3.7 million at the Ritz-Carlton Laguna Niguel for the addition of an ENO wine room, conversion of one Presidential suite into three oceanfront guestrooms and a meeting space renovation;

•	$3.1 million at the Westin St. Francis for a partial guestroom renovation;

•	$2.9 million at the InterContinental Chicago for the addition of a Michigan Avenue fronting Starbucks and a partial guestroom renovation;

•	$1.6 million at the Ritz-Carlton Half Moon Bay for the renovation of guestroom suites;

•	$1.1 million at the Marriott Hamburg for the renovation of the lobby and lobby bar; and

•	$0.8 million at the Paris Marriott Champs-Elysees for a restaurant renovation.

Subsequent to year-end, the company delivered capital projects representing $26.4 million of spending, including:

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$20.8 million at the Fairmont Scottsdale Princess for the addition of the Michael Mina operated Bourbon Steak restaurant, Midnight Oil operated Stone Rose bar, conversion of 79 villas to Fairmont Gold rooms, and conversion of the general manager’s house into a super suite; and

•	$5.6 million at the Fairmont Chicago for the addition of a spa and fitness center.

Currently in construction are projects representing approximately $95 million of spending, including:

•	$37.1 million at the Fairmont Chicago for the renovation of 687 guestrooms, lobby renovation and ENO wine room addition;

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$20.3 million at the Marriott Grosvenor Square for a restaurant addition including private dining rooms, guestroom renovation, concierge club addition, health club addition and creation of incremental meeting space and for-rent office space;

•	$17.6 million at the Four Seasons Washington, D.C. for the renovation of 66 guestrooms and suites and an 11-guestroom and super suite expansion;

•	$7.5 million at the InterContinental Miami for the addition of a spa and fitness center;

•	$5.0 million at the Ritz-Carlton Half Moon Bay for the expansion of the wine room, a partial guestroom renovation and related property enhancements;

•	$3.9 million at the Hotel Le Parc for a repositioning and reflagging of the hotel to a Renaissance; and

•	$3.3 million at the Westin St. Francis for the addition of a lobby bar.

Residential Activity

Residential activity contributed $2.3 million of EBITDA and $1.4 million of FFO, or $0.02 per diluted share for the fourth quarter 2007, and $14.4 million of EBITDA and $7.6 million of FFO, or $0.10 per diluted share for the year ending December 31, 2007.

The joint venture that owns the Beach Village development at the Hotel del Coronado, of which the company owns a 45.0 percent interest, closed on sales of six of the remaining seven hotel condominium units generating $15.4 million of venture sales during the fourth quarter. The sales contributed $1.9 million of EBITDA and $1.1 million of FFO, or $0.01 per diluted share to the company’s results. For the year ending December 31, 2007, 34 of the 35 total hotel condominiums were sold, which generated $110.2 million of sales and $33.4 million of EBITDA to the venture contributing $15.0 million of EBITDA and $8.6 million of FFO, or $0.11 per diluted share, to the company’s results.

The joint venture that is developing the Four Seasons Residence Club Punta Mita, of which the company owns a 31.0 percent interest, contributed $0.5 million of EBITDA and $0.3 million of FFO to the company’s fourth quarter results. For the year ending December 31, 2007, the venture contributed $0.5 million of EBITDA and $0.2 million of FFO to the company’s full year results.

2007 Portfolio Review

•	The company closed on the acquisition of the 116-room Hotel Le Parc for €66.5 million ($91.0 million) from Accor SA.

•	The company closed on the disposition of the Hyatt Regency New Orleans to Poydras Properties Hotel Holdings Co., LLC for a gross sales price of $32.0 million.

•

The company closed on the purchase of approximately 60 acres of oceanfront land near the Four Seasons Punta Mita Resort in Nayarit, Mexico for a mixed-use development for an effective purchase price of $45.8 million.

•

The company entered into a joint venture agreement with an affiliate of GIC Real Estate Pte Ltd (GIC RE) for GIC RE to acquire a 49.0 percent interest in the company’s InterContinental Chicago and Hyatt Regency La Jolla hotels for a gross valuation of $450.0 million. The joint venture entered into a long-term asset management agreement with Strategic Hotels & Resorts, under which the company earns asset management fees in addition to various other fees and promotes for its services.

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The company entered into a partnership with Sunstone to own and operate BuyEfficient, an electronic purchasing platform that allows members to procure food, operating supplies, furniture, fixtures and equipment. Under the terms of the agreement, the company acquired a 50.0 percent interest in BuyEfficient, LLC from Sunstone for a gross sales price of $6.3 million.

2007 Capital Market Activity Review

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The company completed a debt recapitalization entering into a new $500.0 million revolving credit facility and three property secured financings totaling $318.5 million. The financings replaced the company’s previous $225.0 million credit facility and $292.5 million of floating rate commercial mortgage-backed securities (CMBS) debt.

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The company closed on the offering of $180.0 million of 3.50 percent exchangeable senior notes due 2012. In conjunction with the offering, the company used $9.9 million of the total net proceeds to enter into capped call transactions (effectively increasing the conversion premium from 20 to 40 percent) and $25.0 million to repurchase and retire shares of its common stock.

Quarterly Distribution

The Board of Directors previously declared on December 3, 2007 a quarterly dividend of $0.24 per share of common stock, payable to shareholders of record as of the close of business on December 27, 2007. The dividend was paid on January 10, 2008. Additionally, for shareholders of record as of December 17, 2007, the Board declared a quarterly dividend of $0.53125 per share of 8.50 percent Series A Cumulative Redeemable Preferred Stock, $0.51563 per share of 8.25 percent Series B Cumulative Redeemable Preferred Stock, and $0.51563 per share of 8.25 percent Series C Cumulative Redeemable Preferred Stock. The preferred stock dividends were paid on December 31, 2007.

2008 Outlook

For the full year 2008, the company anticipates that Comparable EBITDA will be in the range of $263.9 million to $274.9 million, Comparable FFO will be in the range of $121.8 million to $132.8 million, and Comparable FFO per diluted share in the range of $1.60 to $1.75. The table below provides a reconciliation of comparable 2007 results to 2008 Guidance

	Comparable EBITDA (in millions)	Comparable FFO per Share
2007 Comparable	$273.5	$1.64
Residential Contribution	$(14.4)	$(0.10)
Hyatt Regency New Orleans	$0.2	$0.00

	$259.3	$1.54

2008 Guidance	$263.9 - $274.9	$1.60 - $1.75
Growth	1.8% - 6.0%	3.9% - 13.6%

The following tables reconcile projected 2008 net income available to common shareholders to projected Comparable FFO and Comparable EBITDA (in millions, except per share data):

	Low Range	High Range
Net Income Available to Common Shareholders	$4.0	$14.8
Depreciation and Amortization	120.8	120.8
Realized Portion of Deferred Gain on Sale Leasebacks	(4.6)	(4.6)
Deferred Tax on Realized Portion of Deferred Gain	1.4	1.4
Minority Interests	0.5	0.7
Adjustments from Consolidated Affiliates	(6.3)	(6.3)
Adjustments from Unconsolidated Affiliates	6.0	6.0

Comparable FFO	$121.8	$132.8
Comparable FFO per Diluted Share	$1.60	$1.75

	Low Range	High Range
Net Income Available to Common Shareholders	$4.0	$14.8
Depreciation and Amortization	120.8	120.8
Interest Expense	91.9	91.9
Income Taxes	10.9	10.9
Minority Interests	0.5	0.7
Adjustments from Consolidated Affiliates	(14.5)	(14.5)
Adjustments from Unconsolidated Affiliates	24.0	24.0
Preferred Shareholder Dividends	30.9	30.9
Realized Portion of Deferred Gain on Sale Leasebacks	(4.6)	(4.6)

Comparable EBITDA	$263.9	$274.9

The company’s 2008 guidance includes the following assumptions:

•	Total North American Total RevPAR and RevPAR growth in the range of 2.0 to 5.0 percent;

•	Total North American EBITDA and gross operating profit margin expansion between 0 and 50 basis points;

•	No contribution to Comparable EBITDA or FFO from residential sales;

•	No acquisition, disposition or capital raising activity;

•

Capital expenditures totaling $175 million, including furniture, fixtures and equipment (FF&E) spending of $50 million from property FF&E reserves. Construction is estimated to cause displacement in revenues resulting in an approximate reduction in EBITDA and FFO of $6.0 million or $0.08 per diluted share;

•	Corporate expenses of $28.0 million; and

•	In the first quarter of 2008, the company will begin consolidating the operations of Paris Marriott Champs-Elysees.

First Quarter 2008 Guidance

For the first quarter of 2008, the company anticipates that Comparable EBITDA will be in the range of $54.4 million to $57.4 million, Comparable FFO will be in the range of $22.7 million to $25.7 million, and Comparable FFO per diluted share in the range of $0.30 to $0.34. EBITDA and FFO are estimated to be reduced by $2.0 million, or $0.03 per diluted share, related to disruption caused by capital project activity.

The company expects first quarter 2008 North American Total RevPAR growth to be in the range of 0.5 percent to 1.5 percent, and first quarter 2008 RevPAR growth to be in the range of 1.5 percent to 2.5 percent.

The following tables reconcile projected first quarter 2008 net loss available to common shareholders to projected Comparable FFO and Comparable EBITDA (in millions, except per share data):

	Low Range	High Range
Net Loss Available to Common Shareholders	$(3.0)	$(0.0)
Depreciation and Amortization	26.4	26.4
Realized Portion of Deferred Gain on Sale Leasebacks	(1.1)	(1.1)
Deferred Tax on Realized Portion of Deferred Gain	0.4	0.4
Minority Interests	0.1	0.1
Adjustments from Consolidated Affiliates	(1.6)	(1.6)
Adjustments from Unconsolidated Affiliates	1.5	1.5

Comparable FFO	$22.7	$25.7
Comparable FFO per Diluted Share	$0.30	$0.34

	Low Range	High Range
Net Loss Available to Common Shareholders	$(3.0)	$(0.0)
Depreciation and Amortization	26.4	26.4
Interest Expense	21.7	21.7
Income Taxes	(0.1)	(0.1)
Minority Interests	0.1	0.1
Adjustments from Consolidated Affiliates	(2.6)	(2.6)
Adjustments from Unconsolidated Affiliates	5.3	5.3
Preferred Shareholder Dividends	7.7	7.7
Realized Portion of Deferred Gain on Sale Leasebacks	(1.1)	(1.1)

Comparable EBITDA	$54.4	$57.4

Earnings Call

The company will conduct its fourth quarter and full year 2007 conference call for investors and other interested parties on February 28, 10:00 a.m. Eastern Time (ET). Interested individuals are invited to listen to the call by telephone at 888-679-8034 (toll international: 617-213-4847). To participate on the web cast, log on to www.strategichotels.com or www.earnings.com 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning at 2:00 p.m. ET on February 28, 2008, through 12:00 midnight ET on March 6, 2008. To access the replay, dial 888-286-8010 (toll international: 617-801-6888) and request replay pin number 33901012. A replay of the call will also be available on the Internet at http://www.strategichotels.com or http://www.earnings.com for 30 days after the call.

The company also produces supplemental financial data that includes detailed information regarding its operating results. This supplemental data is considered an integral part of this earnings release. These materials are available on the Strategic Hotels & Resorts website at www.strategichotels.com within the fourth quarter information section.

Portfolio Definitions

“Same Store” hotel comparisons for the fourth quarter 2007 are derived from the company’s North American portfolio at December 31, 2007, consisting of properties held for five or more quarters, in which operations are included in the consolidated results of the company.

“Same Store” hotel comparisons for the twelve-month period-over-period are derived from the company’s North American portfolio at December 31, 2007, consisting of properties held for nine or more quarters, in which operations are included in the consolidated results of the company.

Total North American hotel comparisons are derived from the company’s hotel portfolio at December 31, 2007, consisting of properties in which operations are included in the consolidated results of the company.

European hotel comparisons are derived from the company’s European owned and leased hotel properties at December 31, 2007, consisting of the Marriott London Grosvenor Square, the Paris Marriott Champs-Elysees, the Marriott Hamburg, and the InterContinental Prague and excluding the Hotel Le Parc, which was acquired during the third quarter of 2007.

About the Company

Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and provides value-enhancing asset management of high-end hotels and resorts in the United States, Mexico and Europe. The company currently has ownership interests in 20 properties with an aggregate of 9,044 rooms. For a list of current properties and for further information, please visit the company’s website at www.strategichotels.com.

This press release contains forward-looking statements about Strategic Hotels & Resorts (the “Company”). Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties. Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include, but are not limited to the following: availability of capital; ability to obtain or refinance debt; rising interest rates; rising insurance premiums; cash available for capital expenditures; competition; demand for hotel rooms in our current and proposed market areas; economic conditions generally and in the real estate market specifically; satisfaction of closing contingencies in our agreements; delays and cost overruns in construction and development; demand for hotel condominiums; marketing challenges associated with entering new lines of business; risks related to natural disasters; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes, including changes to laws governing the taxation of REITs; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs.

Additional risks are discussed in the Company’s current filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2007	2006	2007	2006
Revenues:
Rooms	$135,257	$122,247	$532,109	$381,019
Food and beverage	96,941	88,505	342,468	244,007
Other hotel operating revenue	30,465	26,916	110,010	73,304

	262,663	237,668	984,587	698,330
Lease revenue	6,076	4,550	23,405	20,257

Total revenues	268,739	242,218	1,007,992	718,587

Operating Costs and Expenses:
Rooms	33,310	31,173	130,784	94,764
Food and beverage	63,390	60,516	231,407	170,054
Other departmental expenses	66,003	61,692	248,815	181,436
Management fees	10,133	10,485	39,264	26,774
Other hotel expenses	17,909	16,541	67,975	44,526
Lease expense	4,048	3,265	15,700	13,682
Depreciation and amortization	27,683	25,778	106,091	75,135
Corporate expenses	9,109	7,030	30,179	25,383
Other charges	14	—	7,372	—

Total operating costs and expenses	231,599	216,480	877,587	631,754

Operating income	37,140	25,738	130,405	86,833

Interest expense	(23,889)	(20,766)	(88,906)	(50,973)
Interest income	885	645	2,775	3,961
Loss on early extinguishment of debt	—	(2,150)	(10,268)	(2,150)
Equity in earnings (losses) of joint ventures	132	(1,320)	8,344	(1,066)
Foreign currency exchange (loss) gain	(156)	627	(3,701)	756
Other (expenses) income, net	(835)	85	(584)	3,596

Income before income taxes, minority interests, gain on sale of minority interests in hotel properties and discontinued operations	13,277	2,859	38,065	40,957
Income tax expense	(179)	(627)	(9,714)	(3,946)
Minority interest in SHR's operating partnership	(230)	(14)	(413)	(741)
Minority interest in consolidated affiliates	(535)	(32)	(1,363)	(763)

Income before gain on sale of minority interests in hotel properties and discontinued operations	12,333	2,186	26,575	35,507
(Loss) gain on sale of minority interests in hotel properties	(134)	—	84,658	—

Income from continuing operations	12,199	2,186	111,233	35,507
Income (loss) from discontinued operations, net of tax and minority interests	947	(850)	(42,075)	84,622

Net income	13,146	1,336	69,158	120,129
Preferred shareholder dividends	(7,722)	(7,462)	(30,107)	(24,543)

Net income (loss) available to common shareholders	$5,424	$(6,126)	$39,051	$95,586

Basic Income Per Share:
Income (loss) from continuing operations available to common shareholders per share	$0.06	$(0.07)	$1.08	$0.16
Income (loss) from discontinued operations per share	0.01	(0.01)	(0.56)	1.24

Net income (loss) available to common shareholders per share	$0.07	$(0.08)	$0.52	$1.40

Weighted-average common shares outstanding	74,803	75,713	75,075	68,286

Diluted Income Per Share:
Income (loss) from continuing operations available to common shareholders per share	$0.06	$(0.07)	$1.08	$0.16
Income (loss) from discontinued operations per share	0.01	(0.01)	(0.56)	1.23

Net income (loss) available to common shareholders per share	$0.07	$(0.08)	$0.52	$1.39

Weighted-average common shares outstanding	75,001	75,713	75,324	68,569

Consolidated Balance Sheets

(in thousands, except share data)

	Years Ended December 31,
	2007	2006
Assets
Investment in hotel properties, net	$2,427,273	$2,375,129
Goodwill	462,536	421,516
Intangible assets, net of accumulated amortization of $3,271 and $3,166	45,420	45,793
Investment in joint ventures	78,801	71,349
Cash and cash equivalents	111,494	86,462
Restricted cash and cash equivalents	39,161	73,400
Accounts receivable, net of allowance for doubtful accounts of $1,965 and $809	82,217	70,282
Deferred financing costs, net of accumulated amortization of $4,809 and $2,194	14,868	10,701
Deferred tax assets	41,790	43,555
Other assets	62,736	57,522

Total assets	$3,366,296	$3,255,709

Liabilities and Shareholders' Equity
Liabilities:
Mortgages and other debt payable	$1,363,855	$1,442,865
Exchangeable senior notes, net of discount	179,235	—
Bank credit facility	109,000	115,000
Accounts payable and accrued expenses	266,324	186,293
Distributions payable	18,179	18,175
Deferred tax liabilities	36,407	24,390
Deferred gain on sale of hotels	114,292	107,474
Insurance proceeds received in excess of insurance recoveries receivable	—	20,794

Total liabilities	2,087,292	1,914,991

Minority interests in SHR's operating partnership	11,512	12,463
Minority interests in consolidated affiliates	30,653	10,965

Shareholders' equity:
8.50% Series A Cumulative Redeemable Preferred Stock ($0.01 par value; 4,488,750 and 4,000,000 shares issued and outstanding; liquidation preference $25.00 per share)	108,206	97,553
8.25% Series B Cumulative Redeemable Preferred Stock ($0.01 par value; 4,600,000 shares issued and outstanding; liquidation preference $25.00 per share)	110,775	110,775
8.25% Series C Cumulative Redeemable Preferred Stock ($0.01 par value; 5,750,000 shares issued and outstanding; liquidation preference $25.00 per share)	138,940	138,940
Common shares ($0.01 par value; 150,000,000 common shares authorized; 74,371,230 and 75,406,727 common shares issued and outstanding)	742	753
Additional paid-in capital	1,201,503	1,224,400
Accumulated deficit	(304,922)	(265,435)
Accumulated other comprehensive (loss) income	(18,405)	10,304

Total shareholders' equity	1,236,839	1,317,290

Total liabilities and shareholders' equity	$3,366,296	$3,255,709

FINANCIAL HIGHLIGHTS

Supplemental Financial Data

(in millions, except per share information)

	Three Months Ended December 31, 2007		Year Ended December 31, 2007
Results vs. Previous Guidance	Actual	Guidance	Actual	Guidance
North American same store Total RevPAR growth	7.5%	5.0% - 6.0%	9.9%	8.5% - 9.5%
North American same store RevPAR growth	7.2%	7.0% - 8.0%	9.5%	8.5% - 9.5%

Total North American Total RevPAR growth	7.5%	5.0% - 6.0%	7.4%	6.5% - 7.5%
Total North American RevPAR growth	7.2%	7.0% - 8.0%	7.4%	7.0% - 8.0%

Comparable EBITDA	$68.3	$65.0 - 68.0	$273.5	$270.3 - 273.3

Comparable FFO per diluted share	$0.43	$0.40 - 0.44	$1.64	$1.60 -1.64

(in thousands, except per share information)

			December 31, 2007
Capitalization			Pro Rata Share	Consolidated
Common shares outstanding			74,371	74,371
Operating partnership units outstanding			976	976
Stock options outstanding			736	736
Restricted stock units outstanding			1,059	1,059

Combined shares, options and units outstanding			77,142	77,142
Common stock price at end of period			$16.73	$16.73

Common equity capitalization			$1,290,586	$1,290,586
Preferred equity capitalization			370,236	370,236
Consolidated debt			1,652,090	1,652,090
Pro rata share of unconsolidated debt			274,500	—
Pro rata share of consolidated debt			(107,065)	—
Cash and cash equivalents			(111,494)	(111,494)

Total enterprise value			$3,368,853	$3,201,418

Net Debt / Total Enterprise Value			50.7%	48.1%
Preferred Equity / Total Enterprise Value			11.0%	11.6%
Common Equity / Total Enterprise Value			38.3%	40.3%

Dividends Per Share
Common dividends declared (holders of record on each of March 27, June 26, September 26 and December 27, 2007)				$0.24

Preferred Series A dividends declared (holders of record on March 16, June 15, September 14 and December 17, 2007)				$0.53125

Preferred Series B dividends declared (holders of record on March 16, June 15, September 14 and December 17, 2007)				$0.51563

Preferred Series C dividends declared (holders of record on March 16, June 15, September 14 and December 17, 2007)				$0.51563

Discontinued Operations

The results of operations of hotels sold are classified as discontinued operations and segregated in the consolidated statements of operations for all periods presented. The following hotels were sold during 2006 and 2007 (in thousands):

Hotel	Date Sold	Net Sales Proceeds
Hyatt Regency New Orleans	December 28, 2007	$28,047
Hilton Burbank Airport	September 7, 2006	$123,321
Marriott Rancho Las Palmas Resort	July 14, 2006	$54,774

The following is a summary of income (loss) from discontinued operations for the three months and years ended December 31, 2007 and 2006 (in thousands):

	Three Months Ended December 31,		Years Ended December 31,
	2007	2006	2007	2006
Hotel operating revenues	$96	$331	$384	$43,608

Operating costs and expenses	(1,691)	1,170	307	46,331
Depreciation and amortization	—	—	—	2,535
Impairment losses	—	—	37,716	—

Total operating costs and expenses	(1,691)	1,170	38,023	48,866

Operating income (loss)	1,787	(839)	(37,639)	(5,258)

Interest expense	—	29	(823)	(1,993)
Interest income	—	354	998	433
Loss on early extinguishment of debt	—	(63)	(4,871)	(1,000)
Other expenses, net	—	—	—	48
Income tax (expense) benefit	(828)	64	(289)	4,607
(Loss) gain on sale	—	(407)	—	88,871
Minority interest	(12)	12	549	(1,086)

Income (loss) from discontinued operations	$947	$(850)	$(42,075)	$84,622

Investment in the Hotel del Coronado

(in thousands)

On January 9, 2006, we purchased a 45% interest in the joint venture that owns the Hotel del Coronado. We account for this investment using the equity method of accounting.

	Three Months Ended December 31,		Year Ended December 31,	Period from January 9, to December 31,
	2007	2006	2007	2006
Total revenues (100%)	$33,409	$31,221	$141,404	$132,480
Property EBITDA (100%)	$11,226	$10,595	$52,926	$52,073

Equity in earnings (loss) of joint venture (SHR 45% ownership)
Property EBITDA	$5,052	$4,768	$23,817	$23,433
Depreciation and amortization	(1,707)	(1,367)	(6,844)	(5,151)
Loss on sale of assets	3	(169)	(239)	(169)
Interest expense	(5,225)	(5,027)	(20,943)	(19,304)
Other (expense) income, net	(99)	13	(227)	(115)
Income taxes	175	500	(545)	(400)

Equity in losses of joint venture	$(1,801)	$(1,282)	$(4,981)	$(1,706)

EBITDA Contribution from investment in Hotel del Coronado
Equity in losses of joint venture	$(1,801)	$(1,282)	$(4,981)	$(1,706)
Depreciation and amortization	1,707	1,367	6,844	5,151
Interest expense	5,225	5,027	20,943	19,304
Income taxes	(175)	(500)	545	400

EBITDA Contribution for investment in Hotel del Coronado	$4,956	$4,612	$23,351	$23,149

FFO Contribution from investment in Hotel del Coronado
Equity in losses of joint venture	$(1,801)	$(1,282)	$(4,981)	$(1,706)
Depreciation and amortization	1,707	1,367	6,844	5,151

FFO Contribution for investment in Hotel del Coronado	$(94)	$85	$1,863	$3,445

Debt	Interest Rate	Spread over LIBOR	Loan Amount	Maturity Date
CMBS Mortgage and Mezzanine	6.68%	208 bp	$610,000	January 2011 (a)
Revolving Credit Facility	7.10%	250 bp	—	January 2011 (a)

			610,000
Cash and cash equivalents			12,292

Net Debt			$597,708

(a)	Includes extension options.

Cap	Effective Date	LIBOR Cap Rate	Notional Amount	Maturity
CMBS Mortgage and Mezzanine Loan	January 2006	5.0% to January 2008	$630,000	January 2009
and Revolving Credit Facility Cap		5.5% January 2008 to maturity

CMBS Mortgage and Mezzanine Loan	January 2009	5.0%	$630,000	January 2011
and Revolving Credit Facility Cap

Summary of Residential Activity

(in thousands)

On January 9, 2006, we purchased a 45% interest in a joint venture that owns the North Beach Venture development adjacent to the Hotel del Coronado. We account for this investment using the equity method of accounting. We own a 31% interest in a joint venture that is developing the Four Seasons Residence Club Punta Mita (RCPM) adjacent to the Four Seasons Punta Mita Resort. We account for this investment using the equity method of accounting. In addition, we engage in certain activities related to potential development projects such as condominium-hotel units, fractional ownership units and other for-sale residential units. During the third quarter of 2007, a potential condominium-hotel project at the Fairmont Chicago was delayed indefinitely due to market conditions. We recorded a charge of $1.2 million related to the costs of this project.

	Three Months Ended December 31,		Year Ended December 31,	Period from January 9, to December 31,
North Beach Venture	2007	2006	2007	2006
Hotel condominium sales (100%)	$15,405	$—	$110,212	$—
Hotel condominium cost of sales (100%)	$(11,575)	$—	$(77,223)	$—
SHR's 45% share
Hotel condominium sales	$6,932	$—	$49,595	$—
Hotel condominium cost of sales	(5,209)	—	(34,750)	—
Other income (expense), net	136	24	186	(70)
Income taxes	(775)	—	(6,475)	—

SHR's share of net income (loss)	$1,084	$24	$8,556	$(70)

Net income (loss)	$1,084	$24	$8,556	$(70)
Income taxes	775	—	6,475	—

EBITDA Contribution for investment in North Beach Venture	$1,859	$24	$15,031	$(70)

FFO Contribution for investment in North Beach Venture	$1,084	$24	$8,556	$(70)

	Three Months Ended December 31,		Years Ended December 31,
Residence Club Punta Mita (RCPM)	2007	2006	2007	2006
SHR's 31% share
Sales	$1,264	$1,515	$3,366	$4,912

EBITDA Contribution for investment in RCPM	$455	$(45)	$528	$641

FFO Contribution for investment in RCPM	$281	$(62)	$232	$286

	Three Months Ended December 31,		Years Ended December 31,
	2007	2006	2007	2006
Other Residential Activity	$—	$—	$(1,184)	$—

SHR's share of total residential activity:
Sales	$8,196	$1,515	$52,961	$4,912

EBITDA	$2,314	$(21)	$14,375	$571

FFO	$1,365	$(38)	$7,604	$216

Non-GAAP Financial Measures

In addition to REIT hotel income, six other non-GAAP financial measures are presented for the Company that we believe are useful to management and investors as key measures of our operating performance: Funds from Operations (FFO); FFO - Fully Diluted; Comparable FFO; Earnings Before Interest Expense, Taxes, Depreciation and Amortization (EBITDA); Adjusted EBITDA; and Comparable EBITDA. A reconciliation of these measures to net income (loss) available to common shareholders, the most directly comparable GAAP measure, is set forth in the following tables.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which adopted a definition of FFO in order to promote an industry-wide standard measure of REIT operating performance. NAREIT defines FFO as net income (or loss) (computed in accordance with GAAP) excluding (losses) or gains from sales of depreciable property plus real estate-related depreciation and amortization, and after adjustments for our portion of these items related to unconsolidated partnerships and joint ventures. We also present FFO - Fully Diluted, which is FFO plus minority interest expense on convertible minority interests. We also present Comparable FFO, which is FFO - Fully Diluted excluding the impact of any gains or losses on early extinguishment of debt, impairment losses, foreign currency exchange gains or losses and other non-recurring charges. We believe that the presentation of FFO, FFO - Fully Diluted and Comparable FFO provides useful information to management and investors regarding our results of operations because they are measures of our ability to fund capital expenditures and expand our business. In addition, FFO is widely used in the real estate industry to measure operating performance without regard to items such as depreciation and amortization. We also present Comparable FFO per diluted share as a non-GAAP measure of our performance. We calculate Comparable FFO per diluted share for a given operating period as our Comparable FFO (as defined above) divided by the weighted average of fully diluted shares outstanding. Comparable FFO per diluted share, in accordance with NAREIT, is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under share-based compensation plans, operating partnership units and exchangeable debt securities. No effect is shown for securities that are anti-dilutive.

EBITDA represents net income (loss) available to common shareholders excluding: (i) interest expense, (ii) income tax expense, including deferred income tax benefits and expenses applicable to our foreign subsidiaries and income taxes applicable to sale of assets; and (iii) depreciation and amortization. EBITDA also excludes interest expense, income tax expense and depreciation and amortization of our equity method investments. EBITDA is presented on a full participation basis, which means we have assumed conversion of all convertible minority interests of our operating partnership into our common stock and includes preferred dividends. We believe this treatment of minority interest provides more useful information for management and our investors and appropriately considers our current capital structure. We also present Adjusted EBITDA, which eliminates the effect of realizing deferred gains on our sale leasebacks. We also present Comparable EBITDA, which eliminates the effect of gains or losses on sales of assets, early extinguishment of debt, impairment losses, foreign currency exchange gains or losses and other non-recurring charges. We believe EBITDA, Adjusted EBITDA and Comparable EBITDA are useful to management and investors in evaluating our operating performance because they provide management and investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe they help management and investors meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA, Adjusted EBITDA and Comparable EBITDA as measures in determining the value of acquisitions and dispositions.

We caution investors that amounts presented in accordance with our definitions of FFO, FFO - Fully Diluted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. FFO, FFO - Fully Diluted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA should not be considered as an alternative measure of our net income or operating performance. FFO, FFO - Fully Diluted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that FFO, FFO - Fully Diluted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to comparable GAAP measures such as net income (loss) available to common shareholders. In addition, you should be aware that adverse economic and market conditions might negatively impact our cash flow. Below, we have provided a quantitative reconciliation of FFO, FFO - Fully Diluted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss) available to common shareholders, and provide an explanatory description by footnote of the items excluded from FFO, FFO - Fully Diluted, EBITDA and Adjusted EBITDA.

Reconciliation of Net Income (Loss) Available to Common Shareholders to EBITDA, Adjusted EBITDA

and Comparable EBITDA

(in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2007	2006	2007	2006
Net income (loss) available to common shareholders	$5,424	$(6,126)	$39,051	$95,586
Depreciation and amortization - continuing operations	27,683	25,778	106,091	75,135
Depreciation and amortization - discontinued operations	—	—	—	2,535
Interest expense - continuing operations	23,889	20,766	88,906	50,973
Interest expense - discontinued operations	—	(29)	823	1,993
Income taxes - continuing operations	179	627	9,714	3,946
Income taxes - discontinued operations	828	(64)	289	(4,607)
Minority interests	243	3	(135)	1,827
Adjustments from consolidated affiliates	(2,367)	(1,014)	(5,063)	(4,310)
Adjustments from unconsolidated affiliates	7,155	5,912	30,603	27,431
Preferred shareholder dividends	7,722	7,462	30,107	24,543

EBITDA	70,756	53,315	300,386	275,052
Realized portion of deferred gain on sale leasebacks	(1,319)	(1,189)	(4,847)	(4,405)

Adjusted EBITDA	69,437	52,126	295,539	270,647

Gain on sale of assets - continuing operations	(18)	—	(18)	(48)
Loss (gain) on sale of assets - discontinued operations	—	407	—	(88,871)
Loss (gain) on sale of minority interests in hotel properties	134	—	(84,658)	—
(Gain) loss on sale of assets - unconsolidated affiliates	(4)	169	239	169
Corporate depreciation	(265)	—	(265)	—
Other charges - continuing operations	14	—	7,372	—
Impairment losses - discontinued operations	—	—	37,716	—
Foreign currency exchange loss (gain) (a)	156	(627)	3,701	(756)
Hyatt Regency La Jolla minority interest (b)	(1,127)	—	(1,127)	—
Termination costs - discontinued operations (c)	—	67	(400)	9,851
Planning costs - New Orleans Jazz District	—	950	227	3,005
Loss on early extinguishment of debt - continuing operations	—	2,150	10,268	2,150
Loss on early extinguishment of debt - discontinued operations	—	63	4,871	1,000

Comparable EBITDA	$68,327	$55,305	$273,465	$197,147

(a)	Foreign currency exchange loss (gain) applicable to third-party and inter-company debt and certain balance sheet items held by foreign subsidiaries.
(b)	The minority interest partner's share of the Hyatt Regency La Jolla's property EBITDA is not deducted from net income (loss) available to common shareholders under GAAP accounting rules.
(c)	Termination costs (benefits) included in discontinued operations related to the termination of the management agreement at the Marriott Rancho Las Palmas property.

Reconciliation of Net Income (Loss) Available to Common Shareholders to

Funds From Operations (FFO), FFO - Fully Diluted and Comparable FFO

(in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2007	2006	2007	2006
Net income (loss) available to common shareholders	$5,424	$(6,126)	$39,051	$95,586
Depreciation and amortization - continuing operations	27,683	25,778	106,091	75,135
Depreciation and amortization - discontinued operations	—	—	—	2,535
Corporate depreciation	(265)	—	(265)	—
Gain on sale of assets - continuing operations	(18)	—	(18)	(48)
Loss (gain) on sale of assets - discontinued operations	—	407	—	(88,871)
Loss (gain) on sale of minority interests in hotel properties	134	—	(84,658)	—
Realized portion of deferred gain on sale leasebacks	(1,319)	(1,189)	(4,847)	(4,405)
Deferred tax expense on realized portion of deferred gain on sale leasebacks	379	339	1,439	1,320
Minority interests adjustments	(379)	(353)	(1,449)	(1,761)
Adjustments from consolidated affiliates	(1,342)	(494)	(2,797)	(2,196)
Adjustments from unconsolidated affiliates	1,703	1,536	7,083	6,446

FFO	32,000	19,898	59,630	83,741
Convertible minority interests	622	356	1,314	3,588

FFO - Fully Diluted	32,622	20,254	60,944	87,329
Termination costs, net of tax - discontinued operations (a)	—	41	(244)	6,009
Planning costs, net of tax - New Orleans Jazz District	—	818	166	2,393
Hyatt Regency La Jolla minority interest (b)	(329)	—	(329)	—
Other charges - continuing operations	14	—	7,372	—
Impairment losses - discontinued operations	—	—	37,716	—
Foreign currency exchange loss (gain), net of tax (c)	569	(627)	4,062	(756)
Loss on early extinguishment of debt - continuing operations	—	2,150	10,268	2,150
Loss on early extinguishment of debt - discontinued operations	—	63	4,871	1,000

Comparable FFO	$32,876	$22,699	$124,826	$98,125

Comparable FFO per diluted share	$0.43	$0.30	$1.64	$1.40

Weighted-average diluted shares (d)	75,977	76,711	76,300	70,022

(a)	Termination costs (benefits), net of tax, included in discontinued operations related to the termination of the management agreement at the Marriott Rancho Las Palmas property.
(b)	The minority interest partner's share of the Hyatt Regency La Jolla's property FFO is not deducted from net income (loss) available to common shareholders under GAAP accounting rules.
(c)	Foreign currency exchange loss (gain), net of tax, applicable to third-party and inter-company debt and certain balance sheet items held by foreign subsidiaries.
(d)	In the second quarter of 2007, we adjusted our calculation of weighed-average diluted shares to be consistent with the guidance prescribed by NAREIT. These changes had no impact on the Comparable FFO per share amounts reported in prior periods.

Debt Summary

(dollars in thousands)

Debt	Interest Rate	Spread (a)		Loan Amount	Maturity Date (b)
Bank Credit Facility	5.40%	80 bp		$109,000	March 2012
Fairmont Chicago	5.30%	70 bp		123,750	April 2012
Loews Santa Monica	5.23%	63 bp		118,250	March 2012
Ritz-Carlton Half Moon Bay	5.27%	67 bp		76,500	March 2012
InterContinental Chicago	5.66%	106 bp		121,000	October 2011
InterContinental Miami	5.33%	73 bp		90,000	October 2011
InterContinental Prague (c)	5.54%	125 bp	(c)	151,812	March 2012
Westin St. Francis	5.30%	70 bp		220,000	August 2011
Marriott London Grosvenor Square (d)	7.09%	110 bp	(d)	153,496	October 2013
Fairmont Scottsdale	5.16%	56 bp		180,000	September 2011
Hyatt Regency LaJolla	5.60%	100 bp		97,500	September 2012
Punta Mita land parcel promissory notes	N/A	N/A		31,547	August 2008 and 2009
Exchangeable senior notes	3.50%	Fixed		179,235	April 2012

				$1,652,090

(a)	Spread over LIBOR (4.60% at December 31, 2007).
(b)	Includes extension options.
(c)	Principal balance of €104,000,000 at December 31, 2007. Spread over EURIBOR (4.29% at December 31, 2007).
(d)	Principal balance of £77,250,000 at December 31, 2007. Spread over three-month GBP LIBOR (5.99% at December 31, 2007).

U.S. Interest Rate Swaps

Swap Effective Date	Fixed Pay Rate Against LIBOR	Notional Amount	Maturity
April 2005	4.42%	$75,000	April 2010
April 2005	4.59%	$75,000	April 2012
June 2005	4.12%	$50,000	June 2012
June 2006	5.50%	$75,000	June 2013
August 2006	5.34%	$100,000	August 2011
August 2006	5.42%	$100,000	August 2013
September 2006	5.08%	$100,000	February 2011
September 2006	5.10%	$100,000	December 2010
September 2006	5.09%	$100,000	September 2009
March 2007	4.81%	$100,000	December 2009
March 2007	4.84%	$100,000	July 2012

	4.99%	$975,000

European Interest Rate Swap

Swap Effective Date	Fixed Pay Rate Against GBP LIBOR	Notional Amount	Maturity
October 2007	5.72%	£77,250	October 2013

Forward-Starting Interest Rate Swaps

Swap Effective Date	Fixed Pay Rate Against LIBOR	Notional Amount	Maturity
September 2009	4.90%	$100,000	September 2014
December 2009	4.96%	$100,000	December 2014
April 2010	5.42%	$75,000	April 2015
December 2010	5.23%	$100,000	December 2015
February 2011	5.27%	$100,000	February 2016

		$475,000

At December 31, 2007, future scheduled debt principal payments (including extension options) are as follows:

Years ended December 31,	Amount (in thousands)
2008	$16,480
2009	15,067
2010	8,648
2011	619,648
2012	851,031
Thereafter	141,216

Total	$1,652,090

Percent of fixed rate debt including U.S. and European swaps	81.1%
Weighted average interest rate including U.S. and European swaps	5.43%
Weighted average maturity of fixed rate debt	5.47

Under Construction and Completed Capital Projects

(images of completed projects available on the company’s website)

Hotel	Project Description	Completed
Fairmont Chicago	Spa and fitness center	Q1 08
	Gold lounge	Q4 06
	Sushi bar	Q4 06
	ENO, wine tasting room *	In Construction
	Lobby renovation	In Construction
	Room renovation	In Construction

Fairmont Scottsdale Princess	Michael Mina operated Bourbon Steak Restaurant	Q1 08
	Midnight Oil operated Stone Rose Bar	Q1 08
	Gold room renovation	Q1 08
	GM house conversion - 1 room addition	Q1 08

Four Seasons Mexico City	Guest room renovation	Q1 06

Four Seasons Punta Mita	Lobby bar	Q1 08
	Oasis room and river pool - 23 room addition	Q2 07
	Fitness center expansion	Q1 07
	Coral suite - 5 room addition	Q1 07
	Retail expansion	Q4 06
	Tamai pool	Q4 06
	Tamai garden	Q4 06
	Beachfront restaurant addition	Q4 06
	Arena suite - 5 room addition	Q1 06

Four Seasons Washington, D.C.	Presidential suite renovation	In Construction
	11 room expansion	In Construction

Hotel del Coronado	ENO, wine tasting room *	Q1 08
	Guest room renovation	Q2 07
	Restaurant renovation	Q2 07
	Beach Village - 78 room addition	Q2 07
	Spa & fitness center / beach club	Q1 07
	Retail reconfiguration / renovation	In Construction

InterContinental Chicago	Starbucks	Q3 07
	Meeting space addition	Q3 07
	ENO, wine tasting room *	Q4 06

InterContinental Miami	Starbucks	Q3 06
	Spa	In Construction

InterContinental Prague	Partial guest room renovation	Q2 07

Loews Santa Monica	Restaurant renovation	Q4 04

Marriott London Grosvenor Square	Restaurant reconfiguration	In Construction
	Concierge lounge	In Construction
	Guestroom renovation	In Construction

Ritz-Carlton Half Moon Bay	Outdoor patios	Q3 06
	Guestroom fireplaces	Q2 06
	Ocean terrace	Q2 06
	Restaurant expansion	Q4 05
	Wine tasting room	Q3 05
	Retail expansion	Q3 05
	Suite renovation	In Construction

Ritz-Carlton Laguna Niguel	Meeting space renovation	Q4 07
	Suite conversion - 3 room addition	Q2 07
	Suite renovation	Q2 07
	ENO, wine tasting room *	Q1 07

Westin St. Francis	Lobby bar	In Construction
	Room and corridor renovation	In Construction
*	Strategic’s branded wine room concept

Operating Statistics by Geographic Region

Operating results have been adjusted to show hotel performance on a comparable period basis. Adjustments are the (i) exclusion of unconsolidated Hotel del Coronado, (ii) exclusion of Hotel Le Parc partial year results for the three months and years ended December 31, 2007 and 2006 and the additional exclusion of Four Seasons Washington, D.C., Westin St. Francis, Ritz-Carlton Laguna Niguel, Marriott London Grosvenor Square and Fairmont Scottsdale Princess partial year results for the years ended December 31, 2007 and 2006; (iii) exclusion of Marriott Rancho Las Palmas, Hilton Burbank Airport and Convention Center and Hyatt Regency New Orleans as these properties' results of operations were reclassified to discontinued operations; and (iv) presentation of the European hotels without regard to either ownership structure or leaseholds.

United States Hotels (as of December 31, 2007)

12 Properties (three month period) and 8 Properties (year end period)

6,680 Rooms (three month period) and 4,227 Rooms (year end period)

	Three Months Ended December 31,				Years Ended December 31,
	2007	2006	Change		2007	2006	Change
Average Daily Rate	$233.07	$223.94	4.1%		$207.96	$198.26	4.9%
Average Occupancy	72.6%	71.1%	1.5	pts	75.3%	73.0%	2.3	pts
RevPAR	$169.12	$159.29	6.2%		$156.51	$144.73	8.1%
Total RevPAR	$336.73	$315.89	6.6%		$284.07	$262.41	8.3%
Property EBITDA Margin	25.5%	21.5%	4.0	pts	26.1%	25.1%	1.0	pts

Mexican Hotels (as of December 31, 2007)

2 Properties

413 Rooms

	Three Months Ended December 31,				Years Ended December 31,
	2007	2006	Change		2007	2006	Change
Average Daily Rate	$485.68	$433.09	12.1%		$466.85	$430.67	8.4%
Average Occupancy	72.6%	72.6%	-	pts	71.5%	68.2%	3.3	pts
RevPAR	$352.55	$314.40	12.1%		$333.64	$293.54	13.7%
Total RevPAR	$638.11	$564.02	13.1%		$578.20	$496.03	16.6%
Property EBITDA Margin	35.7%	32.1%	3.6	pts	35.5%	33.1%	2.4	pts

North American Same Store Hotels (as of December 31, 2007)

14 Properties (three month period) and 10 Properties (year end period)

7,093 Rooms (three month period) and 4,640 Rooms (year end period)

	Three Months Ended December 31,				Years Ended December 31,
	2007	2006	Change		2007	2006	Change
Average Daily Rate	$247.62	$235.43	5.2%		$229.63	$216.47	6.1%
Average Occupancy	72.6%	71.2%	1.4	pts	74.9%	72.6%	2.3	pts
RevPAR	$179.68	$167.65	7.2%		$172.05	$157.15	9.5%
Total RevPAR	$354.07	$329.26	7.5%		$309.88	$281.90	9.9%
Property EBITDA Margin	26.6%	22.4%	4.2	pts	27.7%	26.3%	1.4	pts

European Same Store Hotels (as of December 31, 2007)

4 Properties (three month period) and 3 Properties (year end period)

1,078 Rooms (three month period) and 842 Rooms (year end period)

	Three Months Ended December 31,				Years Ended December 31,
	2007	2006	Change		2007	2006	Change
Average Daily Rate	$345.56	$281.81	22.6%		$302.16	$260.25	16.1%
Average Occupancy	79.9%	80.7%	(0.8)	pts	81.8%	83.6%	(1.8)	pts
RevPAR	$276.25	$227.48	21.4%		$247.12	$217.60	13.6%
Total RevPAR	$419.01	$357.50	17.2%		$344.33	$305.91	12.6%
Property EBITDA Margin	38.3%	36.1%	2.2	pts	39.6%	38.1%	1.5	pts